UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2015

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2015, Intercontinental Exchange, Inc., as parent borrower, and its subsidiary ICE Europe Parent Limited, as subsidiary borrower, entered into an amendment to its $3.0 billion senior unsecured revolving credit facility (the “Credit Agreement Amendment”) with Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender, Bank of America, N.A., as syndication agent, and the lenders party thereto. The Credit Agreement Amendment removes from the definition of "Change of Control" the trigger related to certain changes in the composition of the Intercontinental Exchange's board of directors by reference to the concept of "Continuing Directors" and eliminates the defined term “Continuing Directors”.

The preceding description of the Credit Agreement Amendment is not a complete description of the terms of the document, and is qualified in its entirety by reference to the text of the amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The Annual Meeting of Stockholders of Intercontinental Exchange, Inc. was held on May 15, 2015. At the close of business on March 17, 2015, which was the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 111,753,632 outstanding shares of common stock eligible to vote at the Annual Meeting, constituting all of the outstanding voting securities of Intercontinental Exchange, Inc.

(b) The results of the matters submitted to a stockholder vote at the Annual Meeting are as follows:

1. Election of Directors: Our stockholders elected the following ten directors to each serve a one-year term expiring on the date of the 2016 Annual Meeting of Stockholders or until his or her earlier resignation or successor has been duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Charles R. Crisp	87,748,773	1,448,411	179,574	6,008,290
Jean-Marc Forneri	87,386,509	1,807,146	183,103	6,008,290
Fred W. Hatfield	88,538,058	655,818	182,882	6,008,290
Terrence F. Martell, Ph.D	88,628,790	568,445	179,523	6,008,290
Sir Callum McCarthy	88,608,862	588,593	179,303	6,008,290
Sir Robert Reid	87,269,928	1,923,567	183,263	6,008,290
Frederic V. Salerno	81,525,522	7,668,482	182,754	6,008,290

Jeffrey C. Sprecher	85,745,440	3,071,729	559,589	6,008,290
Judith A. Sprieser	87,937,216	1,256,876	182,666	6,008,290
Vincent Tese	81,983,146	7,213,814	179,798	6,008,290

2. Advisory Resolution on Executive Compensation: Our stockholders approved the proposal on executive compensation. As previously disclosed, our Board of Directors has determined to hold advisory votes on executive compensation annually.

For	Against	Abstain	Broker Non-Votes
86,761,286	2,254,315	361,157	6,008,290

3. Ratification of Appointment of Independent Registered Public Accounting Firm: Our stockholders ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain
94,475,029	729,312	180,707

4. Approval of the amendment to our Amended and Restated Certificate of Incorporation: Our stockholders approved the amendment to our Amended and Restated Certificate of Incorporation to delete provisions no longer applicable to us following our sale of Euronext.

For 95,047,322	Against 54,258	Abstain 283,468

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Credit Agreement dated May 15, 2015 amending Credit Agreement originally dated April 3, 2014 among Intercontinental Exchange, Inc. (formerly known as IntercontinentalExchange Group, Inc.) and ICE Europe Parent Limited, as borrowers, Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender, Bank of America, N.A., as syndication agent, and each of the lenders party thereto for an aggregate $3.0 billion five-year senior unsecured revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: May 19, 2015	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel